UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020
______________________

IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)

+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of IHS Markit Ltd. (the “Company”) decided, in accordance with the Company’s bye-laws, that the Board increase its size to 13 directors effective August 21, 2020. In addition, the Board appointed Gay Huey Evans as a Director of the Board effective as of August 21, 2020, to serve until the 2021 annual general meeting or until her appointment is otherwise terminated in accordance with the Company’s Bye-laws. Ms. Huey Evans will also serve on the Audit Committee of the Board. The Board has determined that Ms. Huey Evans does not have a material relationship with the Company and is an independent director, based on the independence criteria established by the New York Stock Exchange and the Securities and Exchange Commission. Ms. Huey Evans’ appointment was recommended to the Board by its Nominating and Governance Committee.

In accordance with the Company’s Nonemployee Director Equity Compensation Policy, Ms. Huey Evans will be entitled to receive compensation on the same terms as other nonemployee directors of the Board, including an annual board retainer, which will be as described further below, and an annual equity award consisting of restricted stock units whose underlying shares shall have, on the date of grant, a fair market value equal to $180,000, prorated for the period from the date of grant to the Company’s next annual general meeting. Such award will be subject to the terms and conditions of the Company’s 2014 Equity Incentive Award Plan and will vest on the earlier of one year from the grant date or the Company’s next annual general meeting. The Company will also reimburse Ms. Huey Evans for all reasonable expenses in connection with her services to the Company. Ms. Huey Evans will enter into the Company’s standard indemnification agreement, which form has been filed as Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q (file no. 001-36495) filed on October 7, 2016, and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Ms. Huey Evans and any other persons pursuant to which Ms. Huey Evans was selected as a director. In addition, Ms. Huey Evans is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 21, 2020, the Board also decided that, effective August 1, 2020, the previously approved 50% reduction in the Board’s annual retainer shall be adjusted to a 25% reduction, so that the Board retainer shall be $67,500 for the remainder for the remainder of the 2020 fiscal year and for the 2021 fiscal year. All other board compensation terms remained the same. The Summary Revised 2020 and 2021 Non-Employee Director Compensation Program, effective August 1, 2020 is attached as Exhibit 10.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	IHS Markit Ltd. Summary of Revised 2020 and 2021 Non-Employee Director Compensation Program (Effective August 1, 2020)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.
+ Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: August 24, 2020	By:	/s/ Sari Granat
Sari Granat
Executive Vice President, Chief Administrative Officer, and General Counsel